EXHIBIT 99


                                      DATE:  October 18, 1995
                                      FOR IMMEDIATE RELEASE

                                      FOR FURTHER INFORMATION CONTACT:
                                      Karl D. Gerhart  (610) 320-8415
                                      Richard A. Elko  (610) 320-8415
                                      Linda Hagginbothom (610) 320-8498


                               SOVEREIGN ANNOUNCES
                          3RD QUARTER NET INCOME UP 18%

                  WYOMISSING, PA., Sovereign Bancorp, Inc.
(NASDAQ-NMS-SVRN), parent company of Sovereign Bank, FSB ("Sovereign"), announced that Net Income for the 3rd Quarter 1995 increased 18% to $14.4 million from 3rd Quarter 1994 Net Income of $12.2 million. Earnings Per Share ("EPS") for the 3rd Quarter 1995 were $0.26, an increase of 8%, compared to $0.24 per share for 3rd Quarter 1994. Sovereign's Year-to-Date Income increased 17% to $40.7 million from Year-to-Date Net Income of $34.8 million for 3rd Quarter 1994. EPS for nine-months ended September 30, 1995 was $0.77, an increase of 8% from EPS for the nine-months ended September 30, 1994 of $0.71.

                  For the 3rd Quarter 1995, Return on Average Equity was 14.39% and Return on Average Assets was .80%. Year-to-Date
Return on Average Equity was 14.88% and Return on Average Assets was 0.77%.

                  "We are pleased with Sovereign's 3rd Quarter Earnings growth, despite an unfavorable interest rate environment and slow adjustable rate mortgage ("ARMs") loan volume growth due to a relatively flat yield curve," said Jay S. Sidhu, Sovereign's
President and Chief Executive Officer. "As an alternative to ARM originations, we have emphasized the origination of fixed rate loans which are being sold in the secondary market to building our servicing business," Sidhu continued.

                  Originations during the 3rd Quarter of 1995 were $240.6 million, of which approximately 62% were fixed rate loans. Total
Year-to-Date Originations were $525.7 million.  Net Interest
Income for the 3rd Quarter of 1995 was $43.7 million compared to $40.5 million for the 3rd Quarter of 1994, an increase of 8%.
The Net Interest Spread was 2.39% of Average Assets for the 3rd
Quarter of 1995 and 2.43% for nine-months ended September 30, 1995.

                  "The compression in the Net Interest Spread was caused primarily by the growth in the Short-Term Investment Portfolio at only a 1.1% average spread. Core Banking spreads were about 2.6% during the 3rd Quarter," stated Karl D. Gerhart, Sovereign's
Treasurer and Chief Financial Officer. Mr. Gerhart went on to say that, as Earning Assets grow and replace these short-term investments the spread should widen.

                  Other Income was $4.9 million for the 3rd Quarter of 1995, an increase of 23% compare to $4.0 million for the 3rd
Quarter of 1994. Sovereign's ratio of General and Administrative Expenses to Average Assets was 1.27% for the 3rd Quarter of 1995, an improvement from 1.45% for 3rd Quarter 1994. "We are extremely pleased with the results of our Cost Awareness Program which encourages every Team Member to analyze their specific task and implement more efficient methods of providing quality work," stated Sidhu. "The pay-off from this program is clearly indicated by the reduction in Operating Expenses in the 3rd
Quarter to $23.7 million, compared to Operating Expenses in 2nd Quarter 1995 of $25.7 million," Sidhu continued.

                  Sovereign provided $250,000 for possible loan losses during the quarter which reflects Sovereign's conservative strategy toward above average asset quality and conservative level of reserves. The ratio of Non-Performing Assets to Total
Assets improved to .56% at September 30, 1995 from .62% at
December 31, 1994.  The ratio of Non-Performing Loans to Total
Loans was .78% and the Allowance for Possible Loan Losses as a percentage of Non-Performing Loans was 94% at September 30, 1995.

                  Total Assets at September 30, 1995 were $7.8 billion, as compared to Total Assets at December 31, 1994 of $6.6 billion.
Total Deposits and Shareholders' Equity were $5.0 billion and
$415.0 million, respectively at September 30, 1995, compared to $4.0 billion and $303.9 million, respectively at December 31, 1994.

                  In pursuing Sovereign's strategic initiatives of developing high quality, low risk assets and providing alternative delivery systems, Sovereign recently introduced the Sovereign Bank Tax Deductible Credit Card. With this card
Homeowners can deduct the interest paid on their credit cards from their federal income taxes.

                  At September 30, 1995, total credit cards outstanding were 6,247 cards with outstanding balances of $3.8 million.
"Sovereign is processing approximately 5,000 credit card applications per month. If this trend continues, this new product will enable Sovereign to attract new customers and provide fee and interest income to the Bank," remarked Sidhu.

                  Sidhu also commented that in keeping with Sovereign's focused growth strategy, Sovereign recently announced the planned acquisition of West Jersey Bancshares, Inc. ("West Jersey").
This acquisition, coupled with Sovereign's pending acquisition of Colonial State Bank ("Colonial") will enable Sovereign to create a new highly focused Commercial Banking Division. This division will concentrate on providing loans, primarily collateralized by real estate, to professionals and small to mid-sized businesses.

                  "We view both the Tax Deductible Credit Card and the selected professional and business banking initiatives to be complementary to our main focus of originating residential mortgage loans. We expect these new products to contribute to Core Earnings in the future," stated Sidhu.

                  In addition to the two commercial bank acquisitions, Sovereign recently announced the planned acquisition of two
Community Banking Offices ("CBOs") from Berkeley Federal Bank &
Trust, FSB ("Berkeley"). The acquisition of the Berkeley CBOs is a natural extension of Sovereign's northern New Jersey franchise into the growing market of Bergen County. Adjacent to New York
City, Bergen County supports a strong housing market for the commuting New York professionals.

                  "Sovereign remains committed to building Shareholder value by continuing to look for strategic acquisitions and implementing strategic initiatives for developing high quality, low risk assets and alternative delivery systems," commented
Richard E. Mohn, Sovereign's Chairman of the Board.

                  Sidhu also commented that it appears as though Congress is close to a solution regarding the Thrift Industry's SAIF Fund.
"A one-time special assessment of at least .85% of deposits appears almost certain," said Sidhu. "While this one-time special assessment will cost Sovereign approximately $22 million after taxes, the corresponding reduction in the FDIC premiums will save Sovereign almost $6 million after taxes each year.
Therefore, Sovereign will recoup the special assessment over a three to four year period. Sovereign views this as a satisfactory solution to the premium disparity issue and will continue to work toward a global resolution that will merge the BIF and SAIF Funds, consolidate the regulatory structure and create a level playing field to maximize free market competition," continued Sidhu.

                  Sovereign is a $7.8 billion Company with 119 Community Banking Offices operating in marketing divisions in eastern
Pennsylvania, New Jersey and northern Delaware. The closing price of Sovereign's Common Stock on Wednesday, October 18, 1995
was $10.5625 per share and its Preferred Stock closed at $59.25 per share.

                                     THE END

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
                                 KEY STATISTICS

Performance Statistics             3 Months Ended                 9 Months Ended
                                    September 30                   September 30
                                1995           1994    1995          1994
Return on average assets          0.80%       0.85%      0.77%      0.87%
Return on average equity         14.39%      17.41%     14.88%     16.75%
Gen. & admin. exp. on average assets  1.27%   1.45%      1.42%      1.52%
Coverage ratio (1)              186.51%     193.34%    173.60%    192.24%


Control Statistics                  At September 30, 1995      At December 31, 1994
Stockholders' equity to total assets    5.28%                    4.63%
Risked-based capital ratio (2)        12.66%                    12.65%
Allowance for loan losses to total loans    0.74%                0.83%
Non-performing assets               $43,817,342               $40,541,000
Non-performing assets to total assets    0.56%                   0.62%
General reserves for loan losses to
    non-performing loans              93.88%                   114.11%
Non-performing loans to total loans    0.78%                     0.72%

Stock Statistics (3)                At September 30, 1995      At December 31, 1994
Preferred shares outstanding          2,000,000                  N/A
Common shares outstanding            45,838,789               47,845,320
Fully diluted shares outstanding     56,445,656               48,947,224
Book value per share (4)                $7.50                    $6.35

(1) Coverage Ratio = net interest income and recurring non-interest income as a percentage of all general and administrative expenses.

(2)  Estimated.

(3)  Restated for all stock splits/dividends.

(4) Book value = Equity divided by common shares and if converted preferred shares.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                        September 30,         December 31,
                                                             1995                 1994
                                                        (Unaudited)           (Audited)

                                                              (in thousands, except
                                                               per share data)
ASSETS
    Cash and amounts due from
       depository institutions                           $95,173              $110,270
    Interest-earning deposits                             13,001                29,131
    Loans held for resale (approximate fair
       value of $40,365 and $7,666 at
       September 30, 1995 and December 31, 1994,
       respectively)                                      39,780                 7,666
    Investment and mortgage-backed securities
       available-for-sale                                118,218                87,128
    Investment and mortgage-backed securities
       held-to-maturity (approximate fair value
       of $2,714,226 and $1,701,143 at September 30,
       1995 and December 31, 1994, respectively)       2,726,861             1,816,840
    Loans                                              4,621,351             4,350,898
    Allowance for possible loan losses                   (34,480)              (36,289)
    Premises and equipment                                49,469                48,096
    Real estate owned                                      7,423                 9,191
    Accrued interest receivable                           41,166                30,369
    Goodwill and other intangible assets                 117,751                64,553
    Other assets                                          58,344                46,229

        TOTAL ASSETS                                  $7,854,057            $6,564,082
                                                      ==========            ==========

LIABILITIES
    Deposits                                          $4,987,862            $4,027,119
    Borrowings:
      Short-term                                       1,450,588             1,722,726
      Long-term                                          932,812               439,861
    Advance payments by borrowers
       for taxes and insurance                            19,416                25,893
    Other liabilities                                     48,373                44,583

        TOTAL LIABILITIES                              7,439,051             6,260,182
                                                      ==========            ==========

STOCKHOLDERS' EQUITY
    Preferred stock; 7,500,000 shares
       authorized;  2,000,000 shares issued
       at September 30, 1995                              96,660                     0
    Common stock; no par value;
       100,000,000 shares authorized;
       48,365,124 shares issued at September 30,
       1995 and 45,566,971 shares issued at
       December 31, 1994                                 248,311               224,958
    Unallocated common stock held by ESOP at cost;
       2,526,334 shares at September 30, 1995          (23,708)                    -
    Unrecognized gain on investment
       and mortgage-backed securities
       available-for-sale, net of tax                        602                  (887)
    Retained earnings                                     93,141                79,829

        TOTAL STOCKHOLDERS' EQUITY                       415,006               303,900

        TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                       $7,854,057            $6,564,082
                                                      ==========            ==========

See accompanying notes to consolidated financial statements.

Note: The balance sheet at December 31, 1994 is taken from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted account principles for complete financial statements.

                    SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Unaudited)


                                                   Three-Month Period Ended September 30,     Nine-Month Period Ended September 30,

                                                        1995         1994                               1995         1994

                                                                                (in thousands, except per share data)
Interest income:
  Interest and dividends on investment
    and mortgage-backed securities
    and other interest-earning assets                  $44,496      $27,529                           $115,218      $76,773
  Interest and fees on loans                            84,331       66,837                            241,238      175,001

      Total interest income                            128,827       94,366                            356,456      251,774



Interest expense:
  Interest on deposits                                  53,678       32,447                            155,418       84,516
  Interest on borrowings                                31,472       21,424                             73,250       53,344

      Total interest expense                            85,150       53,871                            228,668      137,860


Net interest income                                     43,677       40,495                            127,788      113,914
Provision for possible loan losses                         250          950                                750        3,500

Net interest income after provision for
  possible loan losses                                  43,427       39,545                            127,038      110,414


Other income:
  Other loan fees and service charges                    1,053        1,379                              3,349        3,556
  Deposit fees                                           2,211        1,490                              6,396        3,627
  Gain on sale of loans and investment
    and mortgage-backed securities
    available-for-sale                                      36          580                                172        1,141
  Mortgage banking gains                                   757          131                              5,546          565
  Miscellaneous income                                     837          436                              3,592        1,276

      Total other income                                 4,894        4,016                             19,055       10,165


General and administrative expenses:
  Salaries and employee benefits                         9,960        9,163                             30,297       25,343
  Occupancy and equipment expenses                       4,526        3,972                             14,369       11,792
  Outside services                                       2,213        2,209                              7,978        5,872
  Deposit insurance premiums                             2,867        2,155                              8,459        5,284
  Advertising                                              724          852                              3,191        2,799
  Other administrative expenses                          3,391        3,001                             10,393        9,269

      Total general and administrative expenses         23,681       21,352                             74,687       60,359


Other operating expenses:
  Amortization of goodwill and other intangibles         2,998        1,761                              9,078        4,124
  Real estate owned losses/(gains), net                   (232)          24                                403         (238)

      Total other operating expenses                     2,766        1,785                              9,481        3,886


Income before income taxes                              21,874       20,424                             61,925       56,334
Income tax provision                                     7,436        8,188                             21,214       21,503

Net income                                             $14,438      $12,236                            $40,711      $34,831
                                                       =======      =======                           ========      =======
Net Income Applicable to Common Stock                  $12,875      $12,236                            $37,585      $34,831
                                                       =======      =======                           ========      =======

Earnings per share (1)                                   $0.26        $0.24                              $0.77        $0.71
                                                       =======      =======                           ========      =======

Dividends per share (1)                                 $0.022       $0.027                             $0.088       $0.089
                                                       =======      =======                           ========      =======


(1) Per share amounts have been adjusted to reflect all stock dividends and stock splits.

See accompanying notes to consolidated financial statements.

            SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
       CONSOLIDATED AVERAGE BALANCE SHEET/SPREAD ANALYSIS
                         SEPTEMBER 1995
                         (in thousands)

                                                   3RD QUARTER 1995                            YEAR-TO-DATE

                                                        Interest    Average                      Interest     Average
                                             Average    Income/      Yield/           Average    Income/       Yield/
                                             Balance    Expense      Rate(1)          Balance    Expense       Rate(1)
ASSETS

Investments:
  Short-term funds                            17,404         969    22.18%             21,956        2,759    16.80%
  MBS and gov't. guar. loans:
    Fixed rate                             1,654,800      29,055     7.02%          1,372,294       70,915     6.89%
    Variable rate                            579,322      10,701     7.39%            563,900       30,685     7.26%
  Other investments                          255,857       3,703     5.93%            247,204       10,640     5.88%
  Charter investments                          4,457          68     6.10%              4,070          219     7.19%

    Total investments                      2,511,840      44,496     7.10%          2,209,424      115,218     6.97%

Loans:
  Residential mortgage                     3,786,658      66,673     7.04%          3,680,840      190,365     6.90%
  Residential participation                   16,593         334     8.06%             15,076          928     8.21%
  Commercial                                   4,297          91     8.29%              2,430          173     9.39%
  Commercial real estate                     117,058       2,675     9.06%            106,846        7,547     9.47%
  Commercial and commercial real estate
    participation                              3,493          75     8.59%              3,738          257     9.17%
  Consumer:
    Home equity                              428,765       9,550     8.84%            417,215       27,215     8.72%
    Other consumer/credit cards               20,683         493     9.46%             20,940        1,256     8.02%
  Charter loans                              229,427       4,440     7.73%            232,005       13,497     7.76%

    Total loans                            4,606,974      84,331     7.31%          4,478,953      241,238     7.18%
  Allowance for loan losses                  (34,412)         -         -             (35,276)          -         -

    Net loans                              4,572,562      84,331     7.37%          4,443,677      241,238     7.24%

    Total interest earning assets          7,084,402     128,827     7.27%          6,653,101      356,456     7.15%
  Non-interest earning assets                362,040          -         -             365,994           -         -

    TOTAL ASSETS                          $7,446,442    $128,827     6.92%         $7,019,095      365,456     6.78%
                                          ==========    ========    =====          ==========     ========    =====

LIABILITIES

Deposits:
  Retail                                   4,471,921      49,135     4.36%          4,357,390      137,842     4.20%
  Jumbo certificates                          69,243         996     5.70%             68,885        2,806     5.44%
  Charter deposits                           347,232       3,548     4.05%            340,406        9,908     3.69%
  Berkeley deposits                                0          (1)    0.00%            159,031        4,862     4.09%

    Total deposits                         4,888,395      53,678     4.36%          4,925,713      155,418     4.22%

Borrowed funds:
  FHLB advances                            1,331,269      15,242     5.73%          1,041,104       43,142     5.54%
  Repurchase agreements                      599,036       9,340     6.12%            496,331       22,917     6.10%
  Other                                      159,216       3,346     8.41%            132,741        8,402     8.44%
  Charter borrowings                               0           0     0.00%              1,108           52     6.27%
  Hedging                                    (11,184)       (456)       -              (9,288)      (1,263)       -

    Total borrowed funds                   2,078,337      31,472     5.99%          1,861,996       73,250     5.87%

    Total interest bearing liabilities     6,966,733      85,150     4.85%          6,587,709      228,668     4.63%
  Non-interest bearing liabilities            67,839          -         -              68,191           -         -

    Total liabilities                      7,034,572      85,150     4.80%          6,655,900      228,668     4.59%

STOCKHOLDERS' EQUITY                         411,870          -         -             363,195           -         -

    TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY                              $7,446,442    $ 85,150     4.53%         $7,019,095     $228,668     4.35%
                                          ==========    ========    =====          ==========     ========    =====

NET INTEREST INCOME                                     $ 43,677                                  $127,788
                                                        ========                                  ========
SPREAD ON TOTAL ASSETS                                               2.39%                                     2.43%
                                                                    =====                                     =====

(1)  Tax-equivalent basis